UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Kronos Incorporated

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FILING PURSUANT TO RULE 14a-6

On December 23, 2003, Kronos Incorporated (the “Company”) filed its definitive proxy materials with the U. S. Securities and Exchange Commission (“SEC”) in connection with its 2004 Annual Meeting of Stockholders. These proxy materials were mailed to all stockholders of record as of December 17, 2003, on or about December 31, 2003. The definitive proxy materials contain important information about the Company and the Annual Meeting.

Stockholders can obtain free copies of the Company’s definitive proxy materials and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, stockholders may obtain free copies of the definitive proxy materials by contacting investor relations at Kronos Incorporated 297 Billerica Road, Chelmsford, MA, telephone: 978-250-9800.

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2004

KRONOS INCORPORATED

(Exact name of registrant as specified in charter)

Massachusetts	0-20109	04-2640942
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

297 Billerica Road, Chelmsford, MA	01824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-250-9800

(Former name or former address, if changed since last report)

Item 5.	Other Events

On December 23, 2003, Kronos Incorporated (the “Company”) filed its definitive proxy materials in connection with its 2004 Annual Meeting of Stockholders. In those materials the Company asked its stockholders to approve a proposal to increase the number of shares of common stock, par value $0.01 per share (“Common Stock”), available for issuance under the Company’s 2002 Stock Incentive Plan (the “2002 Plan”) from 2,550,000 shares to 5,000,000, reflecting an increase of 2,450,000 shares (the “Stock Plan Proposal”).

In response to comments received regarding the Stock Plan Proposal, on February 2, 2003, the Company’s board of directors voted to amend the 2002 Plan to limit the number of shares of Common Stock issuable thereunder to 4,850,000 shares, notwithstanding the number of shares authorized under the Stock Plan Proposal. Furthermore, the board of directors voted that in order to amend, modify or otherwise terminate the foregoing limitation, the Company must obtain the affirmative consent of a majority of the shares of outstanding Common Stock present and properly cast at a subsequent annual or special meeting of stockholders.

As a result of this board action, even if the Company’s stockholders approve the Stock Plan Proposal, the Company will issue no more than 2,300,000 shares of the 2,450,000 shares under the 2002 Plan otherwise approved for issuance by the Company’s stockholders.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

Not Applicable.

*    *    *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2004	KRONOS INCORPORATED

	By:	/s/ Paul A. Lacy
Paul A. Lacy Executive Vice President, Chief Financial and Administrative officer